EXHIBIT 21.01


                           SUBSIDIARIES OF THE COMPANY


  NAME                                          STATE OF INCORPORATION

  Diva Acquisition Corp.                               Delaware
  Diva International, Inc.                             Delaware
  Adesso-Madden, Inc.                                  New York
  Madden Direct, Inc.                                  Delaware
  Steven Madden Retail, Inc.                           Delaware
  Shoe Biz, Inc.                                       Delaware
  Stevies, Inc.                                        Delaware